UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 26, 2016

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

	Legg Mason’s annual meeting of stockholders was held on July 26, 2016. In the election of directors, the 11 director nominees were elected with the following votes:

	Votes Cast	For	Withhold	Non-Votes
Robert E. Angelica	93,415,414	79,870,333	4,427,361	9,117,720
Carol Anthony Davidson	93,415,414	79,846,131	4,451,563	9,117,720
Barry W. Huff	93,415,414	79,922,255	4,375,439	9,117,720
Dennis M. Kass	93,415,414	76,170,771	8,126,923	9,117,720
Cheryl Gordon Krongard	93,415,414	76,158,092	8,139,602	9,117,720
John V. Murphy	93,415,414	75,648,166	8,649,528	9,117,720
John H. Myers	93,415,414	76,130,016	8,167,678	9,117,720
W. Allen Reed	93,415,414	79,840,583	4,457,111	9,117,720
Margaret M. Richardson	93,415,414	79,587,561	4,710,133	9,117,720
Kurt L. Schmoke	93,415,414	75,792,113	8,505,581	9,117,720
Joseph A. Sullivan	93,415,414	77,578,586	6,719,108	9,117,720

	The stockholders voted in favor of an amendment to re-approve the Legg Mason, Inc. 1996 Equity Incentive Plan as follows:

Votes Cast		93,415,414
For		74,482,967
Against		9,737,057
Abstain		77,670
Non-Vote		9,117,720

	The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

Votes Cast		93,415,414
For		67,588,817
Against		16,615,268
Abstain		93,453
Non-Vote		9,117,876

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017 as follows:

Votes Cast		93,415,414
For		88,653,363
Against		4,704,528
Abstain		57,523
Non-Vote		0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 27, 2016	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel